                                                                    EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related prospectus of CV Therapeutics, Inc. for the registration of a maximum of up to $190,000,000 of its common stock and to the incorporation by reference therein of our report dated February 20, 2001 with respect to the consolidated financial statements of CV Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /S/ ERNST & YOUNG LLP

Palo Alto, California


July 20, 2001